UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

June 27, 2008

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (239) 243-0782

(Former name or former address, if changed since last report)

8.01 Other Events

On April 11, 2008 Cavitation Concepts Corporation Limited signed a Letter of Intent for certain technologies relating to public security, and air travel safety, i.e. an EMD Safety Bracelet manufactured by Lamperd Less Lethal Inc. Although this Agreement has not been officially signed by all parties, it is still under consideration and ongoing negotiations continue at this time.

On June 10, 2008 Cavitation Concepts Corporation Limited, as a Joint Venture with Prospero Minerals Corp. has finalized the agreement with Environmental Energy Enterprises to bring the Advanced Cavitation Technology to the Bahamas. The Joint Venture is for a 20 percent share of profits to be realized by Prospero Minerals Corp. through Cavitation Concepts Corporation Limited and not a Definitive Material Agreement.

The  Advanced Cavitation Technology, “WETTECH” Water & Energy Turbine Technology operating system is the application system created by combining the “MIC” technology with a wind turbine and a steam turbine, which used together, produces steam from ocean, lake, river, well, or any impure water source, which will purify the water for drinking while the steam turbine generates electricity.

Mr. Hubert Pinder, CFO of Prospero Minerals Corp. declares “Therefore, instead of using electricity or other environmentally polluting fossil fuels to create the energy to clean water, ‘WETTECH’ systems clean and purify water from any source and produce electricity as a by-product of the process, producing both POWER & WATER.”

Form 8-K	Prospero Minerals Corp.	Page 2

Press Release slated for release on PSPO website

Thirsty? How 'bout a cool, refreshing cup of seawater?

No, don't take us literally! Humans cannot drink saline water. But, saline water can be made into freshwater, which everyone needs everyday. The process is called desalination, and it is being used more and more around the world to provide people with needed freshwater.

Most of the United States has, or can gain access to, ample supplies of fresh water for drinking purposes. But, fresh water can be in short supply in some parts of the country (and world). And, as the population continues to grow, shortages of fresh water will occur more often, if only in certain locations. In some areas, salt water (from the ocean, for instance) is being turned into freshwater for drinking.

One method to desalinate seawater is the "reverse osmosis" method. Right now, the high cost of desalinization has kept it from being used more often, as it can cost over $1,000 per acre-foot to desalinate seawater as compared to about $200 per acre-foot for water from normal supply sources. Desalinization technology is improving and costs are falling, though, and Tampa Bay, FL is currently desalinizing water at a cost of only $650 per acre foot.

Water that is saline contains significant amounts (referred to as "concentrations") of dissolved salts. In this case, the concentration is the amount (by weight) of salt in water, as expressed in "parts per million" (ppm). If water has a concentration of 10,000 ppm of dissolved salts, then one percent (10,000 divided by 1,000,000) of the weight of the water comes from dissolved salts.

Here are our parameters for saline water:

  Fresh water - Less than 1,000 ppm
  Slightly saline water - From 1,000 ppm to 3,000 ppm
  Moderately saline water - From 3,000 ppm to 10,000 ppm
  Highly saline water - From 10,000 ppm to 35,000 ppm

  By the way, ocean water contains about 35,000 ppm of salt.

  The worldwide need for freshwater

  The scarcity of fresh water resources and the need for additional water supplies is already critical in many arid regions of the world and will be increasingly important in the future. It is very likely that the water issue will be considered, like fossil energy resources, to be one of the determining factors of world stability. Many arid areas simply do not have fresh water resources in the form of surface water such as rivers, lakes, etc. and have only limited underground water resources that are becoming more brackish as abstraction of water from the aquifers continues.

  Solar desalination is used by nature to produce rain which is the main source of fresh water on earth. Most available man-made distillation systems are duplication on a small scale of this natural process. Recently, considerable attention has been given to the use of renewable energy as sources for desalination, especially in remote areas and islands, because of the high costs of fossil fuels, difficulties in obtaining it, attempts to conserve fossil fuels, interest in reducing air pollution, and the lack of electrical power in remote areas.

  Some desalination facts

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  It is estimated that some 30% of the world’s irrigated areas suffers from salinity problems and remediation is seen to be very costly.

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  In 2002 there were about 12,500 desalination plants around the world in 120 countries. They produce some 14 million m³/day of freshwater, which is less than 1% of total world consumption.

Form 8-K	Prospero Minerals Corp.	Page 3

  •

  The most important users of desalinated water are in the Middle East, (mainly Saudi Arabia, Kuwait, the United Arab Emirates, Qatar and Bahrain), which uses about 70% of worldwide capacity; and in North Africa (mainly Libya and Algeria), which uses about 6% of worldwide capacity.

  •

  Among industrialized countries, the United States is one of the most important users of desalinated water (6.5%), especially in California and parts of Florida.

  Note; The above information was gathered from the U.S. Geological Survey

  Advanced Cavitation Technology

  The word “cavitation”, brings to mind many different ideas. Simply put cavitation is the formation, growth and collapse of a gaseous bubble within a liquid. There are a number of ways to generate the onset of a cavitation bubble.

  Today many new fields of research dealing with cavitation and collapsing bubbles are being pursued. Sonoluminescence and sonochemistry are but a few.

  Dr. Kenneth Suslick in his article " THE CHEMISTRY OF ULTRASOUND", from The Yearbook of Science & the Future 1994: Encyclopedia Britannica: Chicago,1994: pp 138-155., makes the following observations.

  Ultrasound can produce temperatures as high as those on the surface of the Sun and pressures as great as those at the bottom of the ocean. In some cases, it can also increase chemical reactivities by nearly a million fold.

  Ultrasound is simply sound pitched above human hearing. It has found many uses in many areas. At home, we use ultrasound for dog whistles, burglar alarms, and jewelry cleaners. In hospitals, doctors use ultrasound to remove kidney stones without surgery, to treat cartilage injuries (such as "tennis elbow"), and to image fetal development during pregnancy. In industry, ultrasound is important for emulsifying cosmetics and foods, welding plastics, cutting alloys, and large-scale cleaning. None of these applications, however, take advantage of the effects that ultrasound can have on chemical reactivity.

  The chemical applications of ultrasound and "sonochemistry", has become an exciting new field of research during the past decade. The history of sonochemistry, however, begins in the late 1800s. During field tests of the first high-speed torpedo boats in 1894, Sir John I. Thornycroft and Sydney W. Barnaby discovered severe vibrations from and rapid erosion of the ship's propeller. They observed the formation of large bubbles (or cavities) formed on the spinning propeller and postulated that the formation and collapse of these bubbles were the source of their problems. By increasing the propeller size and reducing its rate of rotation, they could minimize this difficulty of "cavitation". As ship speeds increased, however, this became a serious concern and the Royal Navy commissioned Lord Rayleigh to investigate. He confirmed that the effects were due to the enormous turbulence, heat, and pressure produced when cavitation bubbles imploded on the propeller surface. In the same work, he explained that cavitation was also the origin of teakettle noise!

  This phenomenon of cavitation occurs in liquids not only during turbulent flow but also under high-intensity ultrasonic irradiation.

Form 8-K	Prospero Minerals Corp.	Page 4

  Compression of a gas generates heat. On a macroscopic scale, one can feel this when pumping a bicycle tire; the mechanical energy of pumping is converted into heat as the tire is pressurized. The compression of cavities when they implode in irradiated liquids is so rapid than little heat can escape from the cavity during collapse. The surrounding liquid, however, is still cold and will quickly quench the heated cavity. Thus, one generates a short-lived, localized hot spot in an otherwise cold liquid. Such a hot spot is the source of homogeneous sonochemistry; it has a temperature of roughly 5000° C (9,000° F), a pressure of about 1000 atmospheres, a lifetime considerably less than a microsecond, and heating and cooling rates above 10 billion° C per second. For a rough comparison, these are, respectively, the temperature of the surface of the sun, the pressure at the bottom of the ocean, the lifetime of a lightning strike, and a million times faster cooling that a red hot iron rod plunged into water! Thus, cavitation serves as a means of concentrating the diffuse energy of sound into a chemically useful form.

  The Advanced Cavitation Technology equipment takes full advantage of these principles, while generating hundreds of millions of collapsing bubbles per second. By generation of so many bubbles in a limited amount of fluid we can take advantage of the heat generation and distribute it evenly. This gives us numerous advantages not only in water distillation, but many other water and liquid treatment process as well as chemical separation in liquids.

  Advanced Cavitation Technology:
  The Advanced Cavitation Technology (ACT) devices employ a disc wafer type impeller which features surface irregularities in the form of bore hole specifically designed to cause cavitation to occur. The device is designed in such a manner as to control size, oscillation, composition, duration and implosion of the bubble.

  Fluid pumped into the device is subjected to the relative motion between the impeller and the device housing, and exits the device at increased temperature. ACT is thermodynamically highly efficient. The cavitation bubbles are formed as the low-pressure boundary layer of the water in contact with the surface of the rapidly spinning impeller is swept over the lip of the bores. This is similar to water flowing around a sharp bend in a pipe, where the pressure on the outside (concave wall) of the curve is higher that that on the inside (concave wall), where cavitation can occur.

In the pipe the bubbles would be carried away by the movement of the fluid, but in the ACT unit the design is sufficient to maintain the location of the bubble until it implodes releasing the desired temperature. Additionally as the harmonics of the device come into play the bubbles began to oscillate and continue to reform and collapse. Bubble size and collapse are the results of the specifics of the unit design, causing millions of cavitation bubbles to form and collapse simultaneously.

These devices accordingly provide efficient, simple, inexpensive and reliable sources of distilled potable water for residential, commercial and industrial use.

The significance for the use of a commercial device to take advantage of this type of energy generation is immense. Allowing the liquid to become the heat source, rather than a hot surface as in conventional applications eliminates the problems of scale build-up and fouling associated with the heating of impure liquids.

This opens numerous possibilities for applications of the technology. The direct distillation of sea water for the production of potable drinking water throughout the world, chemical reclamation through temperature-related separation and pasteurization of food related products without scorching, and environmental remediation at on site locations and the production of H2O2 directly from water and hydrogen separation from seawater or gasoline. Additionally, direct distillation and cracking in the petroleum industry, and many other possible applications.

Form 8-K	Prospero Minerals Corp.	Page 5

  As can be seen the practical applications for this technology are to numerous to mention and the possibilities still to be researched are as immense.

  The possibility of curing virus and bacterial borne diseases through direct heating of blood, the production of new chemical polymers, the production of economical hydrogen, and many others, lend to the value of the technology.

  System design has undergone considerable improvement while trying to make ease of operation and maintenance, the number one design goal of the technology.

  Today, the Advanced Cavitation Technology is a compact self contained unit that can be free standing or placed inside a container for ease of shipment and installation.

  Unit size is based on the application and production requirements for each project. Since these systems are mechanically driven each system can be designed around the particular energy sources available.  Units range in size from a man powered bicycle unit for the production of drinking water in remote villages, to thousands of horsepower diesel engines for the production of thousands of gallons per hour of drinking water.

  The significance for the use of a commercial device to take advantage of differing energy sources is immense.

  Allowing the liquid to become the heat source, rather than a hot surface as in conventional applications eliminates the problems of scale build-up and fouling associated with the heating or impure liquids.

  Wind powered units could be installed along the coast or off shore for the production of drinking water from sea water while making electricity as the steam from the distillation process is condensed.

  Our plans for generating the power for rotation of the pump will range from solar power to a new advanced windmill power system manufactured by TMA.

  One of our planned Beta Sites will be at Whale Point Estates, Eleuthera, The Bahamas.

  The possibilities are unlimited.

  Below is a picture of the Hydro-Sonic Pump

Form 8-K	Prospero Minerals Corp.	Page 6

  WINDMILL POWER

  TMA is a renewable resource company involved in the development, manufacture and marketing of vertical axis wind energy turbines and hybrid energy systems. TMA has designed, engineered and manufactured several different vertical axis turbines and has multiple patents issued on a revolutionary new wind turbine design.

  These unique and leading edge technology, wind energy systems produce electrical power both on and off the grid for use by individual homeowners, small businesses, commercial industry and utility companies.

  UNIQUE FUNCTIONS OF THE TMA WIND TURBINE:

  1.    The TMA wind turbine is the only wind turbine that has the ability, due to its unique configuration, to increase the speed of the wind as it reaches the power producing blades. The TMA wind turbine is engineered to withstand extreme winds up to 150 mph and will produce power from 12 mph up to 70 mph at a constant efficiency percent of conversion of the available wind.

  2.    The function of the base building is to house the generation and control systems for the wind turbine and is accessible at ground level for ease of maintenance. Over the life of the wind turbine this feature will prove to be an excellent cost saving feature. The area in the base building will provide additional space for the installation of back–up generation equipment and control systems for a solar application.

  ADD OUR WETTECH OR PREVIOUSLY CALLED ‘MIC’ TECHNOLOGY:

Form 8-K	Prospero Minerals Corp.	Page 7

  ACT Production of Potable Water

  Taking the estimated cost of 3 – 5 cents per thousand gallons of water, ACT can produce an acre foot of water from the sea for $16.30 after the initial investment for the unit, while also providing energy and sea salt as a by-product.

  Current Status of Act Production

  A second pilot plant (slightly smaller than the original one) was constructed at the end of 2006.

  It was shipped to Italy and installed in March 2007, with modifications especially as regards to an easier touch-screen operation.

  Now the new process, together with associated engineering, is available for commercialization.

  “Safe harbor” statement under the Private Securities Litigation Reform Act of 1995 Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Prospero Minerals Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to Prospero’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Prospero’s forward-looking statements. Prospero undertakes no obligation to revise these statements following the date of this press release.

Form 8-K	Prospero Minerals Corp.	Page 8

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO MINERALS CORP.
Dated: June 27, 2008	By:	/s/ Hubert L. Pinder
Hubert L. Pinder - CFO